Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Precision Optics Corporation, Inc. on Form S-8 of our report dated September 21, 2018, with respect to our audits of the consolidated financial statements of Precision Optics Corporation, Inc. and its subsidiaries as of June 30, 2017 and 2018 included in the Company’s Annual Report on 10-K for the year ended June 30, 2018.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

September 6, 2019